UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2013

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Throughout Fiscal 2013, the Company had included in its SEC Forms 10-Q for the first three quarters certain information on Net Sales by Product.  Similar information on Fourth Quarter results was not included in the Company’s SEC Form 10-K for Fiscal 2013, ended March 31, 2013, which was filed on June 24, 2013.  The Company believes that such information may be of interest to its stockholders, other investors and other interested persons and is therefore providing the following information for the periods indicated ($ in thousands):

	Three Months Ended		Twelve Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Net sales by product
Bulk sales
Spirulina bulk	$960	$1,029	$3,600	$4,984
Spirulina bulk sales decrease	(6.7)%		(27.7)%
Astaxanthin bulk	$2,342	$2,689	$11,604	$11,121
Astaxanthin bulk sales increase	(12.9)%		4.3%
Total Bulk sales	$3,302	$3,718	$15,204	$16,123
Total Bulk sales decrease	(11.2)%		(5.7)%

Packaged sales
Spirulina packaged	$1,641	$1,019	$5,263	$3,717
Spirulina packaged sales increase	61.0%		41.6%
Astaxanthin packaged	$1,954	$1,249	$7,109	$4,791
Astaxanthin packaged sales increase	56.4%		48.4%
Total Packaged sales	$3,595	$2,268	$12,372	$8,508
Total Packaged sales increase	58.5%		45.4%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: June 26, 2013	/s/ Jolé Deal
	By:	Jolé Deal
Vice President — Finance and
Administration, Chief Financial
Officer, Treasurer and Secretary